                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2000, except for Note 11, as to which the date is April 20, 2000, with respect to the consolidated financial statements of T.sqware, Inc. included in the Registration Statement (Form S-3 No. 333-40782) and related prospectus of Globespan, Inc. for the registration of 9,200,000 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP


San Jose, California
July 7, 2000